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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              KPMG Consulting, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                        22-3680505
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(State of Incorporation or Organization)       (IRS Employer Identification No.)


1676 International Drive, McLean, Virginia                       22102
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(Address of Principal Executive Offices)                       (Zip Code)


           If this form relates to the registration of a class of securities pursuant to
           Section 12(b) of the Exchange Act and is effective pursuant to General Instruction
           A.(c), please check the following box. [ ]

           If this form relates to the registration of a class of securities pursuant to
           Section 12(g) of the Exchange Act and is effective pursuant to General Instruction
           A.(d), please check the following box. [X]



Securities Act registration statement file number to which
this form relates:    333-36328
                   ---------------
                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         To be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

              None                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                          ----------------------------
                                 Title of Class


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, par value $.01 per share, appearing under the heading "Description of Capital Stock" in the Registrant's Preliminary Prospectus, dated May 5, 2000, included in its Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (File No. 333-36328), is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the description, and any description of the Registrant's Common Stock appearing under the heading "Description of Capital Stock" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement No. 333-36328, are deemed to be incorporated herein by reference.

         There is no established public trading market for the Common Stock. The Registrant intends to make an application for quotation of the Common Stock on the Nasdaq National Market.

ITEM 2.   EXHIBITS.


Exhibit No.      Description
-----------      -----------

1. The Registrant's Amended and Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit
                 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-36328).

2. The Registrant's Amended and Restated Bylaws are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registrant's Registration Statement on Form S-1 (File No. 333-36328).

3. The Registrant's Certificate of Designation for the Series A Mandatorily Redeemable Convertible Preferred Stock is hereby incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-36328).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       KPMG Consulting, Inc.


Dated:  August 18, 2000                By:  /s/ David W. Black
                                            ------------------------------------
                                            Name:  David W. Black
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

1. The Registrant's Amended and Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit
                 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-36328).

2. The Registrant's Amended and Restated Bylaws are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registrant's Registration Statement on Form S-1 (File No. 333-36328).

3. The Registrant's Certificate of Designation for the Series A Manditorily Redeemable Convertible Preferred Stock is hereby incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-36328).



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